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                                                                       EXHIBIT 5


                                                                   June 20, 1997


Texas Gas Transmission Corporation
3800 Frederica Street
Owensboro, Kentucky 42301

Gentlemen:

         You have requested me, as General Counsel of The Williams Companies, Inc., to render my opinion regarding certain matters in connection with the preparation and filing of a registration statement by Texas Gas Transmission Corporation (the "Company") on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to $200,000,000 aggregate initial offering price of debt securities ("Securities"). The Securities are to be issued from time to time as senior indebtedness of the Company under an indenture between the Company and The Bank of New York, as trustee (the "Indenture"). The form of the Indenture and the Securities are filed as exhibits to the Registration Statement.

         I am familiar with the Certificate of Incorporation and the By-laws, each as amended to date, of the Company and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinion expressed herein. In addition, I am, or someone under my supervision is, familiar with the forms of the Indenture and the Securities.

         Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that, when the Securities have been duly authorized by the Board of Directors of the Company, the Indenture has been duly executed and delivered and the Securities have been duly issued in accordance with the provisions of the Indenture and duly paid for by the purchasers thereof, all required corporate action will have been taken with respect to the issuance and sale of the Securities, and the Securities will have been validly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relative to or affecting generally the enforcement of creditor's rights and by principles of equity.
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                                                                EXHIBIT 5

Transcontinental Gas Pipe Line Corporation
Page 2

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned appearing under the caption "Legal Matters" in the related Prospectus.

                                        Very truly yours,

                                        William G. von Glahn